EXHIBIT 99B.6

SELECTED COMBINED GROUP DATA                                                     U S WEST COMMUNICATIONS Group
(UNAUDITED)

Dollars in           Quarter Ended          Six Months Ended
millions, except     June 30,           %   June 30,             %
per share amounts      1995    1994   Change  1995     1994    Change
- - ---------------------------- -------  ------ -------  -------  -------
EBITDA (#1)<F1>      $1,056  $1,005     5.1   $2,106   $2,018    4.4
EBITDA margin          45.2%   44.1%     -      45.2%    44.5%    -
Capital
 expenditures        $  648   $ 564    14.9   $1,193   $1,118    6.7
Return on equity       36.8%   40.2%     -      38.2%    40.6%    -
Debt-to-capital
 ratio                 67.6%   65.8%#<F2>       67.6%    65.8%#   -
Employees:
 Communications Grp  51,169  52,937    (3.3)  51,169   52,937   (3.3)
 Telephone
  operations only    48,143  49,252    (2.3)  48,143   49,252   (2.3)
Pro forma dividends
 per share          $ 0.535 $ 0.535      -     $1.07    $1.07     -

Access lines
 (thousands) (#2)<F3>:
 Business             4,176   3,961     5.4    4,176    3,961    5.4
 Consumer            10,342  10,048     2.9   10,342   10,048    2.9
Total access lines   14,518  14,009     3.6   14,518   14,009    3.6

Billed access minutes
 of use (millions):
 Interstate          11,880  10,887     9.1   23,474   21,507    9.1
 Intrastate           2,339   2,112    10.7    4,584    4,123   11.2
Total minutes of
  use                14,219  12,999     9.4   28,058   25,630    9.5


<F1>
#  As of December 31, 1994
<F2>
# 1: Earnings before interest, taxes, depreciation, amortization, and other (EBITDA). EBITDA also excludes gains on sales of assets.
<F3>
# 2: Access line growth excluding rural exchange sales was 4.2%.

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